EXHIBIT 99.1

MTBC Reports First Quarter 2016 Results

Company Delivers Second Consecutive Quarter of Positive Adjusted EBITDA

Highlights:

  Revenue of $5.1 million for first quarter 2016
  Adjusted EBITDA of $65,000 or 1.3% of revenue
  Full year revenue guidance range reaffirmed at $27 − $30 million
  Full year Adjusted EBITDA guidance range reaffirmed at $1.5 − $2.0 million

SOMERSET, N.J., May 11, 2016 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for first quarter 2016, while reaffirming guidance for 2016.

“During the first quarter, we made solid strides toward achieving our 2016 growth and EBITDA objectives,” said Mahmud Haq, MTBC’s Chairman and Chief Executive Officer. “Our management team continued to execute our long term business strategy of growth through acquisitions on favorable terms, while delivering a second consecutive quarter of positive EBITDA and finishing the quarter with $7.4 million of growth capital.”

“We are strategically deploying our growth capital, most recently with the acquisition of Tennessee-based Renaissance Physician Services on April 30 and our acquisition of Texas-based Gulf Coast Billing, Inc. in mid-February,” said Stephen Snyder, MTBC’s President. “We were pleased to acquire Renaissance and Gulf Coast at attractive valuations, with purchase terms that closely align our collective interests in revenue retention and growth,” he continued. He further explained, “We look forward to deploying additional growth capital as we finalize agreements with other potential sellers that will align with our 2016 growth and profitability objectives.”

Revenues for the three months ended March 31, 2016 were $5.1 million, compared to $6.1 million in the same period last year.

“Year over year, our revenue was down, principally due to loss of clients during 2015 from the companies we purchased at the time of the IPO,” said Bill Korn, MTBC’s Chief Financial Officer. “Our first quarter revenue is seasonally our lowest in terms of revenue and profits, similar to other revenue cycle management companies, due to annual deductibles, which most insurance plans contain. We recognize revenue when the doctor is paid, so while providers wait for patient payments, our revenues are delayed. We anticipate reporting revenue growth during the remainder of the year.”

For the three months ended March 31, 2016, Adjusted EBITDA was $65,000, or 1.3% of revenue, compared to Adjusted EBITDA of ($710,000), or (11.6%) of revenue, in the same period last year. Direct operating costs were reduced by 35%, from $3.5 million to $2.3 million, and general and administrative expenses declined from $3.1 million to $2.9 million.

For the three months ended March 31, 2016, our non-GAAP Adjusted Net Income was ($217,000), or ($0.02) per share, which marked a significant improvement compared to the non-GAAP Adjusted Net Income of ($854,000), or ($0.08) per share, in the same period last year.

For the three months ended March 31, 2016, the GAAP Net Loss was $2.0 million, or $0.21 per share, compared to a GAAP Net Loss of $1.2 million, or $0.12 per share, in the same period last year. While the GAAP Net Loss increased, the difference is primarily the result of the $829,000 non-cash reduction in the value of the shares held in escrow for the sellers of the three companies we acquired at the time of our IPO.

The difference of $2.0 million between Adjusted EBITDA and the GAAP Net Loss in first quarter 2016 reflects $1.2 million of non-cash amortization and depreciation expense, $489,000 of stock-based compensation, $212,000 of integration and transaction costs related to recent acquisitions, $43,000 of provision for taxes, and $134,000 of net interest expense, offset by a $45,000 decrease in the contingent consideration liability.

We are confirming our 2016 guidance, first communicated in January 2016 and summarized in the following table:

For the Fiscal Year Ending December 31, 2016 Forward Looking Guidance
Revenue	$27 – $30 million
Adjusted EBITDA	$1.5 – $2.0 million
Adjusted Net Income per Share	($0.05) – ($0.10)

The Company anticipates 2016 full-year revenue of $27 – $30 million, which represents growth of $4 – $7 million over 2015 revenue. We anticipate 2016 full-year Adjusted EBITDA of $1.5 – $2.0 million.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Wednesday, May 11, 2016 to discuss the first quarter 2016 results. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing “MTBC First Quarter 2016 Earnings Call.” An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through September 30, 2016. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10084750.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC's common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “might,” “would,” “consider”, see,” “think,” or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company's ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$7,367,102	$8,039,562
Accounts receivable - net of allowance for doubtful accounts of $255,000 and $250,000 at March 31, 2016 and December 31, 2015, respectively	2,427,608	2,211,979
Current assets - related party	24,738	13,200
Prepaid expenses and other current assets	547,376	621,492
Total current assets	10,366,824	10,886,233
Property and equipment - net	1,432,824	1,372,283
Intangible assets - net	5,440,035	5,379,404
Goodwill	9,515,994	8,971,994
Other assets	146,020	66,984
TOTAL ASSETS	$26,901,697	$26,676,898
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$674,876	$370,441
Accrued compensation	598,236	627,450
Accrued expenses	504,658	650,221
Deferred rent	44,391	37,987
Deferred revenue	62,406	73,520
Accrued liability to related party	10,700	10,700
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	1,333,333	500,000
Notes payable - other (current portion)	388,011	582,023
Contingent consideration (current portion)	988,709	746,560
Dividend payable	159,236	159,236
Total current liabilities	6,764,556	5,758,138
Long - term debt, net of discount and debt issuance costs	5,952,945	4,836,384
Notes payable - other	114,277	66,539
Deferred rent	476,945	490,588
Deferred revenue	33,162	36,082
Contingent consideration	533,497	425,948
Deferred tax liability	207,847	171,269
Total liabilities	14,083,229	11,784,948
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding 231,616 shares at March 31, 2016 and December 31, 2015	232	232
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,670,351 and 10,345,351 shares at March 31, 2016 and December 31, 2015, respectively; outstanding, 10,050,718 and 10,244,013 shares at March 31, 2016 and December 31, 2015, respectively	10,671	10,346
Additional paid-in capital	24,867,245	24,549,889
Accumulated deficit	(11,131,093)	(9,147,507)
Accumulated other comprehensive loss	(379,433)	(398,979)
Less: 619,633 and 101,338 common shares held in treasury, at cost at March 31, 2016 and December 31, 2015, respectively	(549,154)	(122,031)
Total shareholders' equity	12,818,468	14,891,950
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,901,697	$26,676,898

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
NET REVENUE	$5,109,849	$6,137,859
OPERATING EXPENSES:
Direct operating costs	2,301,379	3,546,456
Selling and marketing	343,541	120,440
General and administrative	2,909,838	3,142,411
Research and development	190,786	164,934
Change in contingent consideration	(44,753)	(828,762)
Depreciation and amortization	1,213,510	1,159,515
Total operating expenses	6,914,301	7,304,994
OPERATING LOSS	(1,804,452)	(1,167,135)
OTHER:
Interest income	7,076	6,914
Interest expense	(141,358)	(42,186)
Other (expense) income - net	(2,072)	46,121
LOSS BEFORE INCOME TAXES	(1,940,806)	(1,156,286)
Income tax provision	42,780	9,624
NET LOSS	$(1,983,586)	$(1,165,910)

Preferred stock dividend	159,236	-
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,142,822)	$(1,165,910)
Loss per common share:
Basic and diluted loss per share	$(0.21)	$(0.12)
Weighted-average basic and diluted shares outstanding	10,084,927	9,687,097

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015 (UNAUDITED)

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(1,983,586)	$(1,165,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,213,510	1,159,515
Deferred rent	(9,399)	(2,816)
Deferred revenue	(14,034)	(13,095)
Provision for doubtful accounts	21,941	28,239
Foreign exchange loss (gain)	26,935	(28,689)
Interest accretion on debt	41,753	-
Stock-based compensation expense	489,422	126,849
Change in contingent consideration	(44,753)	(828,762)
Accrued CastleRock settlement payment	-	(110,000)
Changes in operating assets and liabilities:
Accounts receivable	(237,570)	46,006
Other assets	30,882	(108,219)
Accounts payable and other liabilities	61,272	(400,432)
Net cash used in operating activities	(403,627)	(1,297,314)
INVESTING ACTIVITIES:
Capital expenditures	(102,646)	(83,588)
Cash paid for acquisition	(1,250,000)	-
Net cash used in investing activities	(1,352,646)	(83,588)
FINANCING ACTIVITIES:
Proceeds from long term debt, net of costs	1,908,141	-
Repayments of notes payable - other	(237,777)	(254,827)
Proceeds from line of credit	2,000,000	3,435,000
Repayments of line of credit	(2,000,000)	(1,650,000)
Registration statement costs	(20,000)	-
Preferred stock dividends paid	(159,236)	-
Purchase of common shares	(427,123)	-
Net cash provided by financing activities	1,064,005	1,530,173
EFFECT OF EXCHANGE RATE CHANGES ON CASH	19,808	(11,988)
NET (DECREASE) INCREASE IN CASH	(672,460)	137,283
CASH - Beginning of the period	8,039,562	1,048,660
CASH - End of period	$7,367,102	$1,185,943
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$91,110	$-
Contingent consideration resulting from an acquisition	$430,000	$-
Dividends declared, not paid	$159,236	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$16,420	$9,759
Interest	$89,495	$75,576

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “Adjusted EBITDA” and “Adjusted EBITDA Margin,” which represents Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended
	March 31,
	2016	2015
Net revenue	$5,109,849	$6,137,859

GAAP net loss	$(1,983,586)	$(1,165,910)

Provision for income taxes	42,780	9,624
Net interest expense	134,282	35,272
Other expense (income)-net	2,072	(46,121)
Stock-based compensation expense	489,422	126,849
Depreciation and amortization	1,213,510	1,159,515
Integration and transaction costs	211,747	-
Change in contingent consideration	(44,753)	(828,762)
Adjusted EBITDA	$65,474	$(709,533)

Adjusted EBITDA Margin	1.3%	(11.6%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Share.”

	Three Months Ended
	March 31,
	2016	2015
GAAP net loss	$(1,983,586)	$(1,165,910)

Other expense (income) - net	2,072	(46,121)
Stock-based compensation expense	489,422	126,849
Amortization of purchased intangible assets	1,071,590	1,060,011
Integration and transaction costs	211,747	-
Change in contingent consideration	(44,753)	(828,762)
Income tax expense related to goodwill	36,578	-
Non-GAAP Adjusted Net Income	$(216,930)	$(853,933)

End-of-period shares	10,299,343	10,945,336

Non-GAAP Adjusted Net Income per Share	$(0.02)	$(0.08)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on March 31, 2016 and 2015 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

	Three Months Ended
	March 31,
	2016	2015
GAAP net loss per share	$(0.21)	$(0.12)

GAAP net loss per end-of-period share	(0.19)	(0.11)
Other expense - net	0.00	0.00
Stock-based compensation expense	0.05	0.01
Amortization of purchased intangible assets	0.10	0.10
Integration and transaction costs	0.02	-
Change in contingent consideration	0.00	(0.08)
Income tax expense related to goodwill	0.00	-
Non-GAAP Adjusted Net Income per Share	$(0.02)	$(0.08)

End-of-period shares	10,299,343	10,945,336

	Three Months Ended
	March 31,
	2016	2015
Basic shares outstanding	10,050,718	9,711,604
Shares recorded/ reduced as contingent consideration	248,625	1,287,529
Forfeiture of shares to acquired businesses	-	(53,797)
End-of-period shares	10,299,343	10,945,336

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines “Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, nonrecurring transaction costs, and changes in contingent consideration, and “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Management defines “non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, nonrecurring transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP Adjusted Net Income per Share” as non-GAAP Adjusted Net Income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Nonrecurring transaction costs. Nonrecurring transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other non-recurring costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock prices as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Investor Contacts:

PCG Advisory Group
Christine J. Petraglia
Managing Director
christine@pcgadvisory.com
646-731-9817

Media:
PCG Advisory Group
Sean Leous
Chief Communications Officer
sleous@pcgadvisory.com
646-863-8998

Company Contact:
Bill Korn
Chief Financial Officer
Medical Transcription Billing, Corp.
bkorn@mtbc.com
732-873-5133